LAZARD REPORTS
FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS

NEW YORK, February 1, 2024 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $806 million and operating revenue1 of $761 million for the quarter ended December 31, 2023. On a U.S. GAAP basis, fourth-quarter 2023 net income was $64 million or $0.65 per share, diluted. Net income, as adjusted2 was $65 million, or $0.66 per share, diluted, for the quarter.

Annual net revenue was $2,515 million and operating revenue was $2,440 million for the year ended December 31, 2023. On a U.S. GAAP basis, net loss for the year was $75 million, or $0.90 per share, diluted. Net income, as adjusted2, was $75 million, or $0.77 per share, diluted, for the year.

“Lazard’s fourth quarter results represent a strong finish to a challenging year, and we are pleased with our forward momentum as we execute our long-term growth strategy,” said Peter R. Orszag, Chief Executive Officer, Lazard. “We are increasingly winning new client mandates across our business, and we are well positioned to serve clients as they consider economic opportunities and geopolitical risks in the years ahead.”

($ in millions, except	Quarter Ended			Year Ended
per share data and AUM)	December 31,			December 31,
	2023	2022	%'23-'22	2023	2022	%'23-'22
Net Income (Loss)
U.S. GAAP	$64	$42	50%	($75)	$358	NM
Per share, diluted	$0.65	$0.44	48%	($0.90)	$3.51	NM
Adjusted[2]	$65	$67	(3%)	$75	$384	(80%)
Per share, diluted	$0.66	$0.69	(4%)	$0.77	$3.73	(79%)

Revenue
U.S. GAAP - Net Revenue	$806	$712	13%	$2,515	$2,774	(9%)
Total operating revenue[1]	$761	$671	13%	$2,440	$2,769	(12%)
Financial Advisory	$477	$404	18%	$1,357	$1,652	(18%)
Asset Management	$274	$259	6%	$1,068	$1,099	(3%)

AUM ($ in billions)
Period end	$247	$216	14%
Average	$234	$211	11%	$233	$227	2%

Media Contact:	Shannon Houston	+1 212 632 6880	shannon.houston@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com
Note: Endnotes are on page 5 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 14-15.

OPERATING REVENUE
Operating revenue was $761 million for the fourth quarter of 2023, 13% higher than the fourth quarter of 2022, and $2,440 million for 2023, 12% lower than 2022.
Financial Advisory
For the fourth quarter of 2023, Financial Advisory operating revenue was $477 million, 18% higher than the fourth quarter of 2022.
For the full year of 2023, Financial Advisory operating revenue was $1,357 million, 18% lower than 2022.

During and since the fourth quarter of 2023, Lazard has been engaged in significant and complex M&A transactions globally, including the following (clients are in italics): Lincoln Financial Group’s $28 billion reinsurance transaction with Fortitude Re; Newmont’s $19.15 billion acquisition of Newcrest; Iliad’s €14.9 billion proposed merger between Iliad Italia and Vodafone Italia; ImmunoGen’s $10.1 billion sale to AbbVie; Abcam’s $5.7 billion acquisition by Danaher; Sanofi’s $2.4 billion acquisition of Inhibrx; iSource’s $2.15 billion sale of a minority equity interest in NIPSCO to Blackstone Infrastructure Partners; RPT’s $2 billion acquisition by Kimco Realty; Elecnor Group’s €1.8 billion sale of its Spanish based renewables business Enerfin to Statkraf; The Restaurant Group plc’s £701 million acquisition by Apollo Global Management; Ajinomoto Group’s $545 million acquisition of Forge Biologics; Energy Exemplar’s acquisition by Blackstone and Vista Equity Partners; Renault Group’s partnership agreement with Nissan and Western Digital Corporation’s separation of HDD and Flash businesses, creating two independent public companies.

Lazard's preeminent restructuring and liability management practices have been engaged in a broad range of complex restructuring and debt advisory assignments, including company roles involving Air Methods, Enviva, Inversiones Latin America Power and Tele Columbus and creditor and/or related party roles involving AFE, Endo Pharmaceuticals, Hilding Anders, Lumen Technologies, Orpea, SVB Financial Group and Telegraph Media Group.

Our capital advisory and solutions practices remain active and engaged in assignments, including Ceva Santé Animale's €2.4 billion refinancing, McLaren Group’s £1.7 billion recapitalization, Pollen Street Capital’s closing of its €1 billion multi-asset continuation fund, Lecta Limited’s €550 million refinancing and new capital raise and GOJO Industries’ $500 million capital solution from Silver Point.

Our sovereign advisory practice continues to be active in advising governments and sovereign entities across developed and emerging markets including assignments for the governments of Greece and Mozambique.
For a list of publicly announced transactions please visit our website.

Asset Management
For the fourth quarter of 2023, Asset Management operating revenue was $274 million, 6% higher than the fourth quarter of 2022. For the full year of 2023, Asset Management operating revenue was $1,068 million, 3% lower than 2022.
For the fourth quarter of 2023, management fees and other revenue was $258 million, 5% higher than the fourth quarter of 2022, and 1% lower than the third quarter of 2023. Management fees and other revenue was $1,038 million for full-year 2023, 1% higher than 2022.
For the fourth quarter of 2023, incentive fees were $16 million, compared to $13 million for the fourth quarter of 2022. For the full year of 2023, incentive fees were $30 million, compared to $67 million for 2022.
Average assets under management (AUM) for the fourth quarter of 2023 was $234 billion, 11% higher than the fourth quarter of 2022, and 1% lower than the third quarter of 2023. Average assets under management for full-year 2023 was $233 billion, 2% higher than 2022.
AUM as of December 31, 2023, was $247 billion, 14% higher than December 31, 2022, and 8% higher than September 30, 2023. The sequential change from September 30, 2023 was driven by market and foreign exchange appreciation of $16.9 billion and $5.0 billion, respectively, offset by net outflows of $3.6 billion.
OPERATING EXPENSES
Compensation and Benefits
For the fourth quarter of 2023, adjusted compensation and benefits expense1 was $516 million, compared to $419 million for the fourth quarter of 2022. The adjusted compensation ratio for the fourth quarter of 2023 was 67.8%, compared to the fourth-quarter 2022 ratio of 62.4%.
For the full year of 2023, adjusted compensation and benefits expense was $1,703 million, 3% higher than 2022. The corresponding adjusted compensation ratio was 69.8%, compared to 59.8% for 2022.

We focus on a ratio of adjusted compensation-to-operating revenue to manage costs, balancing a view of current market conditions alongside our objective to drive long-term shareholder value. Our goal remains to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on an adjusted basis, while targeting a consistent deferral policy.
Non-Compensation Expense
For the fourth quarter of 2023, adjusted non-compensation expense1 was $148 million, 4% higher than the fourth quarter of 2022, primarily reflecting increased occupancy costs and professional services expenses.
The ratio of adjusted non-compensation expense to operating revenue was 19.5% for the fourth quarter of 2023, compared to 21.1% for the fourth quarter of 2022.
Adjusted non-compensation expense1 for 2023 was $572 million, 10% higher than 2022, primarily reflecting increased professional services expenses and occupancy costs. The ratio of non-compensation expense to operating revenue was 23.4% for 2023, compared to 18.7% for 2022.

Our goal remains to maintain an adjusted non-compensation expense to operating revenue ratio between 16% to 20% over the cycle.
TAXES
The provision for taxes, on an adjusted basis1 was $12 million for the fourth quarter and $13 million for full-year 2023. The effective tax rate on the same basis was 16.0% for the fourth quarter of 2023, compared to 26.3% for the fourth quarter of 2022 and 14.5% for full-year 2023 compared to 25.7% for full-year 2022.
CORPORATE STRUCTURE
Effective January 1, 2024, Lazard completed its conversion to a U.S. C-Corporation and changed its name from Lazard Ltd to Lazard, Inc.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the fourth quarter of 2023, Lazard returned $44 million to shareholders, which included: $43.7 million in dividends and $0.6 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
In 2023, Lazard returned $330 million to shareholders, which included: $173 million in dividends; $102 million in repurchases of our common stock; and $55 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.
During 2023, we repurchased 2.8 million shares. As of December 31, 2023, our remaining share repurchase authorization was $200 million.
On January 31, 2024, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on February 23, 2024, to stockholders of record on February 12, 2024.
Lazard’s financial position remains strong. As of December 31, 2023, our cash and cash equivalents were $971 million.

ENDNOTES
1A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
2Fourth-quarter and full-year 2023 adjusted results1 exclude $0.2 million and $4.9 million, respectively, relating to losses associated with cost-saving initiatives, pre-tax charges of $16.6 million and $195.1 million, respectively, relating to expenses associated with cost-saving initiatives, full-year pre-tax charges of $10.7 million relating to expenses associated with senior management transition, $3.5 million and $43.9 million in the fourth quarter and full year relating to a benefit pursuant to tax receivable agreement obligation (“TRA”), and $19.1 million for the full year relating to certain asset impairment charges. Including the effect of taxes, these resulted in a net charge of $1.4 million, or $0.02, per share, diluted, for the fourth quarter, and a net charge of $150.5 million, or $1.69, per share, diluted, for the full year of 2023, on a U.S. GAAP basis.

CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on February 1, 2024, to discuss the company’s financial results for the fourth quarter and full year of 2023. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 800-579-2543 (toll-free, U.S. and Canada) or +1 203-518-9765 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ423.
A replay of the conference call will be available by 10:00 a.m. ET, February 1, 2024, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-938-2241 (toll-free, U.S. and Canada) or +1 402-220-1121 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is one of the world's preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. For more information, please visit www.lazard.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:
•A decline in general economic conditions or the global or regional financial markets;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels
•In the event of a change or adverse interpretation of relevant income tax law, regulation or treaty, or a failure to qualify for treaty benefits, or in the event tax authorities challenge our tax computations or classifications.
Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***
LAZ-EPE

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Total revenue	$825,763	$543,170	$731,860	52%	13%
Interest expense	(19,742)	(19,252)	(19,471)
Net revenue	806,021	523,918	712,389	54%	13%
Operating expenses:
Compensation and benefits	559,207	364,605	474,843	53%	18%

Occupancy and equipment	33,436	33,108	30,907
Marketing and business development	27,259	20,754	26,674
Technology and information services	47,363	46,897	47,125
Professional services	23,129	20,451	21,292
Fund administration and outsourced services	27,450	27,884	24,614
Amortization and other acquisition-related costs	95	96	15
Other	19,644	14,980	14,988
Non-compensation expenses - Subtotal	178,376	164,170	165,615	9%	8%
Benefit pursuant to tax receivable agreement	(3,459)	–	(1,209)
Operating expenses	734,124	528,775	639,249	39%	15%

Operating income (loss)	71,897	(4,857)	73,140	NM	(2%)

Provision (benefit) for income taxes	403	(11,631)	16,075	NM	NM
Net income	71,494	6,774	57,065	NM	25%
Net income (loss) attributable to noncontrolling interests	7,927	(365)	14,701
Net income attributable to Lazard Ltd	$63,567	$7,139	$42,364	NM	50%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	90,228,532	89,425,900	88,173,431	1%	2%
Diluted	94,989,330	94,309,224	94,185,566	1%	1%

Net income (loss) per share:
Basic	$0.69	$0.07	$0.47	NM	47%
Diluted	$0.65	$0.06	$0.44	NM	48%

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2023	2022	% Change

Total revenue	$2,593,162	$2,855,093	(9%)
Interest expense	(77,673)	(81,522)
Net revenue	2,515,489	2,773,571	(9%)
Operating expenses:
Compensation and benefits	1,946,010	1,656,451	17%

Occupancy and equipment	131,117	122,251
Marketing and business development	99,357	83,103
Technology and information services	189,670	171,702
Professional services	89,308	69,535
Fund administration and outsourced services	110,878	109,978
Amortization and other acquisition-related costs	334	60
Other	72,666	44,852
Non-compensation expenses - Subtotal	693,330	601,481	15%
Benefit pursuant to tax receivable agreement	(43,894)	(1,209)
Operating expenses	2,595,446	2,256,723	15%

Operating income (loss)	(79,957)	516,848	NM

Provision (benefit) for income taxes	(22,650)	124,365	NM
Net income (loss)	(57,307)	392,483	NM
Net income attributable to noncontrolling interests	18,172	34,966
Net income (loss) attributable to Lazard Ltd	($75,479)	$357,517	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	88,993,985	95,664,129	(7%)
Diluted	88,993,985	100,997,674	(12%)

Net income (loss) per share:
Basic	($0.90)	$3.68	NM
Diluted	($0.90)	$3.51	NM

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	December 31,	December 31,
($ in thousands)	2023	2022

ASSETS

Cash and cash equivalents	$971,316	$1,234,773
Deposits with banks and short-term investments	219,576	779,246
Restricted cash	34,091	625,381
Receivables	762,319	652,758
Investments	701,964	698,977
Property	232,516	250,073
Goodwill and other intangible assets	394,928	377,330
Operating lease right-of-use assets	407,213	431,608
Deferred tax assets	497,340	407,657
Other assets	414,518	394,758

Total Assets	$4,635,781	$5,852,561

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY

Liabilities

Deposits and other customer payables	$443,262	$921,834
Accrued compensation and benefits	781,375	735,576
Operating lease liabilities	485,191	513,688
Tax receivable agreement obligation	115,087	191,189
Senior debt	1,690,200	1,687,714
Other liabilities	550,804	543,690
Total liabilities	4,065,919	4,593,691

Commitments and contingencies

Redeemable noncontrolling interests	87,675	583,471

Stockholders' equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	247,204	167,890
Retained earnings	1,402,636	1,676,713
Accumulated other comprehensive loss, net of tax	(289,950)	(295,854)
Subtotal	1,361,018	1,549,877
Class A common stock held by subsidiaries, at cost	(937,259)	(993,414)
Total Lazard Ltd stockholders' equity	423,759	556,463
Noncontrolling interests	58,428	118,936
Total stockholders' equity	482,187	675,399

Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,635,781	$5,852,561

Note: "Property" includes $73 million of property held for sale at December 31, 2023.

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Revenues:

Financial Advisory	$477,366	$261,441	$403,836	83%	18%
Asset Management	273,694	262,162	258,618	4%	6%
Corporate	9,898	8,014	8,507	24%	16%

Operating revenue (b)	$760,958	$531,617	$670,961	43%	13%

Expenses:

Adjusted compensation and benefits expense (c)	$515,724	$363,626	$418,598	42%	23%
Ratio of adjusted compensation to operating revenue	67.8%	68.4%	62.4%

Adjusted non-compensation expenses (d)	$148,119	$137,450	$141,843	8%	4%
Ratio of adjusted non-compensation to operating revenue	19.5%	25.9%	21.1%

Earnings:

Earnings from operations (e)	$97,115	$30,541	$110,520	NM	(12%)
Operating margin (f)	12.8%	5.7%	16.5%

Adjusted net income (g)	$65,011	$10,268	$67,130	NM	(3%)

Diluted adjusted net income per share	$0.66	$0.10	$0.69	NM	(4%)

Diluted adjusted weighted average shares (h)	99,154,021	98,282,239	97,222,787	1%	2%

Adjusted effective tax rate (i)	16.0%	8.4%	26.3%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

SELECTED SUMMARY FINANCIAL INFORMATION (a)
(Non-GAAP - unaudited)

	Year Ended
	December 31,	December 31,
($ in thousands, except per share data)	2023	2022	% Change

Revenues:

Financial Advisory	$1,356,835	$1,652,422	(18%)
Asset Management	1,067,559	1,098,665	(3%)
Corporate	15,225	17,971	(15%)

Operating revenue (b)	$2,439,619	$2,769,058	(12%)

Expenses:

Adjusted compensation and benefits expense (c)	$1,702,537	$1,656,838	3%
Ratio of adjusted compensation to operating revenue	69.8%	59.8%

Adjusted non-compensation expenses (d)	$571,504	$518,173	10%
Ratio of adjusted non-compensation to operating revenue	23.4%	18.7%

Earnings:

Earnings from operations (e)	$165,578	$594,047	(72%)
Operating margin (f)	6.8%	21.5%

Adjusted net income (g)	$75,023	$384,402	(80%)

Diluted adjusted net income per share	$0.77	$3.73	(79%)

Diluted adjusted weighted average shares (h)	97,450,393	103,193,048	(6%)

Adjusted effective tax rate (i)	14.5%	25.7%
This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

COMPENSATION AND BENEFITS - ANALYSIS
(Non-GAAP - unaudited)

($ in millions)

Adjusted U.S. GAAP Basis (c)	2023	2022	2021	2020	2019	2018	2017

Base salary	$558	$535	$487	$455	$447	$432	$405

Benefits and other	291	293	287	228	258	264	243

Current cash incentive compensation (j)	365	458	662	435	391	446	466

Total cash compensation, benefits and other	1,213	1,286	1,436	1,118	1,096	1,141	1,114

Amortization of deferred incentive awards	489	371	400	384	368	376	367

Adjusted compensation and benefits expense (k)	$1,703	$1,657	$1,836	$1,502	$1,464	$1,517	$1,481

% of Operating Revenue	69.8%	59.8%	58.5%	59.5%	57.5%	55.1%	55.8%

Memo:

Operating revenue	$2,440	$2,769	$3,139	$2,524	$2,546	$2,755	$2,655

This presentation includes non-U.S. GAAP ("non-GAAP") measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

ASSETS UNDER MANAGEMENT
(unaudited)

($ in millions)	As of			Variance
	December 31,	September 30,	December 31,
	2023	2023	2022	Qtr to Qtr	YTD

Equity:
Emerging Markets	$25,288	$23,606	$21,557	7.1%	17.3%
Global	53,528	49,709	46,861	7.7%	14.2%
Local	52,208	48,016	47,504	8.7%	9.9%
Multi-Regional	59,114	53,417	51,473	10.7%	14.8%
Total Equity	190,138	174,748	167,395	8.8%	13.6%
Fixed Income:
Emerging Markets	9,525	9,069	8,944	5.0%	6.5%
Global	10,762	10,924	11,029	(1.5%)	(2.4%)
Local	6,080	5,868	5,352	3.6%	13.6%
Multi-Regional	21,740	19,317	18,061	12.5%	20.4%
Total Fixed Income	48,107	45,178	43,386	6.5%	10.9%
Alternative Investments	3,330	3,593	3,812	(7.3%)	(12.6%)
Other Alternative Investments	2,799	2,799	–	–%	NM
Private Equity	1,623	1,298	1,038	25.0%	56.4%
Cash Management	654	648	494	0.9%	32.4%
Total AUM	$246,651	$228,264	$216,125	8.1%	14.1%

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022		2023	2022

AUM - Beginning of Period	$228,264	$197,766		$216,125	$273,739

Net Flows (l)	(3,550)	(3,735)		(3,542)	(16,915)
Market and foreign exchange
appreciation (depreciation)	21,937	22,094		34,068	(40,699)

AUM - End of Period	$246,651	$216,125		$246,651	$216,125

Average AUM	$233,949	$211,243		$233,098	$227,444

% Change in average AUM	10.7%			2.5%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands, except per share data)	2023	2023	2022	2023	2022

Operating Revenue
Net revenue - U.S. GAAP Basis	$806,021	$523,918	$712,389	$2,515,489	$2,773,571

Adjustments:
Revenue related to noncontrolling interests (m)	(10,235)	(2,895)	(16,771)	(30,190)	(49,073)
(Gains) losses related to Lazard Fund Interests ("LFI") and other similar arrangements	(25,933)	10,598	(21,340)	(41,463)	44,261
Distribution fees, reimbursable deal costs, bad debt expense and other (n)	(28,782)	(23,880)	(22,736)	(105,681)	(76,229)
Asset impairment charges (o)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (p)	231	4,647	–	4,878	–
Interest expense	19,656	19,229	19,419	77,457	76,528

Operating revenue, as adjusted (b)	$760,958	$531,617	$670,961	$2,439,619	$2,769,058

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$559,207	$364,605	$474,843	$1,946,010	$1,656,451

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(25,933)	10,598	(21,340)	(41,463)	44,261
Expenses associated with cost-saving initiatives (q)	(15,814)	(8,941)	–	(182,103)	–
Expenses associated with senior management transition (r)	–	–	(33,019)	(10,674)	(33,019)
Compensation related to noncontrolling interests (m)	(1,736)	(2,636)	(1,886)	(9,233)	(10,855)

Compensation and benefits expense, as adjusted (c)	$515,724	$363,626	$418,598	$1,702,537	$1,656,838

Non-Compensation Expense
Non-compensation expenses - Subtotal - U.S. GAAP Basis	$178,376	$164,170	$165,615	$693,330	$601,481

Adjustments:
Expenses associated with cost-saving initiatives (q)	(807)	(2,119)	–	(13,023)	–
Expenses related to office space reorganization (s)	–	–	(836)	–	(3,764)
Distribution fees, reimbursable deal costs, bad debt expense and other (n)	(28,782)	(23,880)	(22,736)	(105,681)	(76,229)
Amortization and other acquisition-related costs	(95)	(96)	(15)	(334)	(60)
Non-compensation expense related to noncontrolling interests (m)	(573)	(625)	(185)	(2,788)	(3,255)

Adjusted non-compensation expenses (d)	$148,119	$137,450	$141,843	$571,504	$518,173

Pre-Tax Income and Earnings From Operations
Operating Income (Loss) - U.S. GAAP Basis	$71,897	($4,857)	$73,140	($79,957)	$516,848

Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (t)	(3,459)	–	(1,209)	(43,894)	(1,209)
Asset impairment charges (o)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (p)	231	4,647	–	4,878	–
Expenses associated with cost-saving initiatives (q)	16,621	11,060	–	195,126	–
Expenses associated with senior management transition (r)	–	–	33,019	10,674	33,019
Expenses related to office space reorganization (s)	–	–	836	–	3,764
Net (income) loss related to noncontrolling interests (m)	(7,927)	364	(14,701)	(18,173)	(34,966)
Pre-tax income, as adjusted	77,363	11,214	91,085	87,783	517,456
Interest expense	19,656	19,229	19,419	77,457	76,528
Amortization and other acquisition-related costs	96	98	16	338	63
Earnings from operations, as adjusted (e)	$97,115	$30,541	$110,520	$165,578	$594,047

Net Income attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$63,567	$7,139	$42,364	($75,479)	$357,517
Adjustments:
Benefit pursuant to tax receivable agreement obligation ("TRA") (t)	(3,459)	–	(1,209)	(43,894)	(1,209)
Asset impairment charges (o)	–	–	–	19,129	–
Losses associated with cost-saving initiatives (p)	231	4,647	–	4,878	–
Expenses associated with cost-saving initiatives (q)	16,621	11,060	–	195,126	–
Expenses associated with senior management transition (r)	–	–	33,019	10,674	33,019
Expenses related to office space reorganization (s)	–	–	836	–	3,764
Tax benefit allocated to adjustments	(11,949)	(12,578)	(7,880)	(35,411)	(8,689)

Net income, as adjusted (g)	$65,011	$10,268	$67,130	$75,023	$384,402

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	94,989,330	94,309,224	94,185,566	88,993,985	100,997,674
Adjustment: participating securities including profits interest participation rights and other	4,164,691	3,973,015	3,037,221	8,456,408	2,195,374

Diluted Adjusted Weighted Average Shares Outstanding (h)	99,154,021	98,282,239	97,222,787	97,450,393	103,193,048

Diluted net income (loss) per share:
U.S. GAAP Basis	$0.65	$0.06	$0.44	($0.90)	$3.51
Non-GAAP Basis, as adjusted	$0.66	$0.10	$0.69	$0.77	$3.73
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2023	2023	2022	2023	2022

Non-compensation expenses - U.S. GAAP Basis:
Occupancy and equipment	$33,436	$33,108	$30,907	$131,117	$122,251
Marketing and business development	27,259	20,754	26,674	99,357	83,103
Technology and information services	47,363	46,897	47,125	189,670	171,702
Professional services	23,129	20,451	21,292	89,308	69,535
Fund administration and outsourced services	27,450	27,884	24,614	110,878	109,978
Amortization and other acquisition-related costs	95	96	15	334	60
Other	19,644	14,980	14,988	72,666	44,852
Non-compensation expenses - Subtotal - U.S. GAAP Basis	$178,376	$164,170	$165,615	$693,330	$601,481

Non-compensation expense - Adjustments:
Occupancy and equipment (m) (q) (s)	($197)	($762)	($828)	($1,898)	($3,887)
Marketing and business development (m) (n) (q)	(3,748)	(3,659)	(3,656)	(15,299)	(9,440)
Technology and information services (m) (n) (q)	(149)	(612)	(45)	(8,270)	(159)
Professional services (m) (n) (q) (s)	(1,306)	(1,711)	(618)	(6,408)	(2,269)
Fund administration and outsourced services (m) (n)	(16,546)	(16,432)	(14,092)	(65,239)	(60,646)
Amortization and other acquisition-related costs	(95)	(96)	(15)	(334)	(60)
Other (m) (n) (q) (s)	(8,216)	(3,448)	(4,518)	(24,378)	(6,847)
Subtotal Non-compensation adjustments	($30,257)	($26,720)	($23,772)	($121,826)	($83,308)

Non-compensation expenses, as adjusted:
Occupancy and equipment	$33,239	$32,346	$30,079	$129,219	$118,364
Marketing and business development	23,511	17,095	23,018	84,058	73,663
Technology and information services	47,214	46,285	47,080	181,400	171,543
Professional services	21,823	18,740	20,674	82,900	67,266
Fund administration and outsourced services	10,904	11,452	10,522	45,639	49,332
Amortization and other acquisition-related costs	–	–	–	–	–
Other	11,428	11,532	10,470	48,288	38,005
Adjusted non-compensation expenses (d)	$148,119	$137,450	$141,843	$571,504	$518,173

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

Notes to Financial Schedules
(a)	Selected Summary Financial Information is prepared on a non-GAAP basis. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (m) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (n) below), (iv) for the twelve month period ended December 31, 2023, asset impairment charges, (see (o) below), (v) for the three and twelve month periods ended December 31, 2023 and for the three month period ended September 30, 2023, losses associated with cost-saving initiatives (see (p) below), and (vi) interest expense primarily related to corporate financing activities.

(c)	A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and twelve month periods ended December 31, 2023 and for the three month period ended September 30, 2023, expenses associated with cost-saving initiatives (see (q) below), (iii) for the twelve month period ended December 31, 2023 and the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (r) below), and (iv) compensation and benefits related to noncontrolling interests (see (m) below).

(d)	A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2023 and for the three month period ended September 30, 2023, expenses associated with cost-saving initiatives (see (q) below), (ii) for the three and twelve month periods ended December 31, 2022, expenses related to office space reorganization (see (s) below), (iii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (n) below), (iv) amortization and other acquisition-related costs, and (v) expenses related to noncontrolling interests (see (m) below).

(e)	A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2023 and December 31, 2022, a benefit pursuant to tax receivable agreement obligation ("TRA") (see (t) below), (ii) for the twelve month period ended December 31, 2023, asset impairment charges (see (o) below), (iii) for the three and twelve month periods ended December 31, 2023 and for the three month period ended September 30, 2023, losses and expenses associated with cost-saving initiatives (see (p) and (q) below), (iv) for the twelve month period ended December 31, 2023 and for the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (r) below), (v) for the three and twelve month periods ended December 31, 2022, expenses related to office space reorganization (see (s) below), (vi) net revenue and expenses related to noncontrolling interests (see (m) below), (vii) interest expense primarily related to corporate financing activities, and (viii) amortization and other acquisition-related costs.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)	A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2023 and December 31, 2022, a benefit pursuant to tax receivable agreement obligation (see (t) below), (ii) for the twelve month period ended December 31, 2023, asset impairment charges (see (o) below), (iii) for the three and twelve month periods ended December 31, 2023 and for the three month period ended September 30, 2023, losses and expenses associated with cost-saving initiatives (see (p) and (q) below), (iv) for the twelve month period ended December 31, 2023 and for the three and twelve month periods ended December 31, 2022, expenses associated with senior management transition (see (r) below), and (v) for the three and twelve month periods ended December 31, 2022, expenses related to office space reorganization (see (s) below), net of tax benefits.

(h)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share. In addition, for the period ended December 31, 2023, includes the dilutive effect of weighted average number of incremental shares of common stock issuable from share-based incentive compensation.

(i)	The adjusted effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $12,352, $946, and $23,955 for the three month periods ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, $12,760 and $133,054 for the twelve month periods ended December 31, 2023 and 2022 and the denominator of which is pre-tax income of $77,363, $11,214, and $91,085 for the three month periods ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively, $87,783 and $517,456 for the twelve month periods ended December 31, 2023 and 2022.

(j)	Current cash incentive compensation is composed of cash bonuses for a given year which are paid early in the following year, and for which no future service is required.

(k)	A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:
Year Ended December 31,
	($ in thousands)	2023	2022	2021	2020	2019	2018	2017

	Compensation & benefits expense - U.S. GAAP Basis	$1,946,010	$1,656,451	$1,895,859	$1,550,684	$1,563,395	$1,514,735	$1,512,873

Adjustments:
	Expenses associated with restructuring and closing of certain offices	–	–	(14,922)	–	–	–	–
	Charges associated with business realignment (u)	–	–	–	–	(56,635)	–	–
	Charges pertaining to ERP system implementation	–	–	–	–	–	(1,190)	–
	(Charges) credits pertaining to LFI and other similar arrangements comp. liability	(41,463)	44,261	(35,494)	(40,634)	(31,657)	14,086	(23,526)
	Expenses associated with cost-saving initiatives (q)	(182,103)	–	–	–	–	–	–
	Expenses associated with senior management transition (r)	(10,674)	(33,019)	–	–	–	–	–
	Compensation related to noncontrolling interests (m)	(9,233)	(10,855)	(9,216)	(7,927)	(11,175)	(10,999)	(8,285)

	Compensation & benefits expense, as adjusted	$1,702,537	$1,656,838	$1,836,227	$1,502,123	$1,463,928	$1,516,632	$1,481,062

(l)	For the twelve month period ended December 31, 2023, includes approximately $3.9 billion of net flows related to a wealth management acquisition.

(m)	Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(n)	Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expenses, respectively, and excludes bad debt expense, which represents fees and other receivables that are deemed uncollectible.

(o)	Represents certain asset impairment charges.

(p)	Represents losses associated with the closing of certain offices as part of the cost-saving initiatives including the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss and transactions related to foreign currency exchange.

(q)	Represents expenses associated with cost-saving initiatives including closing certain offices over the course of 2023.

(r)	Represents expenses associated with senior management transition reflecting the departure of certain executive officers.

(s)	Represents building depreciation and other costs related to office space reorganization.

(t)	Pursuant to the periodic revaluation of the TRA liability and the assumptions reflected in the estimate, the revaluation had the effect of reducing the estimated liability under the TRA. As a result, the Company recorded a “benefit pursuant to tax receivable agreement” of $3,459 for the three month period ended December 31, 2023, $43,894 for the twelve month period ended December 31, 2023 and $1,209 for the three and twelve month periods ended December 31, 2022.

(u)	Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.

NM	Not meaningful